As filed with the Securities and Exchange Commission on November 28, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genesee & Wyoming Inc.

(Exact name of Registrant as specified in its charter)

Delaware	06-0984624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

66 Field Point Road

Greenwich, Connecticut 06830

(203) 629-3722

(Address, including zip code and telephone number, including area code, of

Registrant’s principal executive offices)

Allison M. Fergus, Esq.

General Counsel and Secretary

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, Connecticut 06830

(203) 629-3722

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Avrohom J. Kess, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting filer ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)(2)(3)(4)	Proposed Maximum Aggregate Offering Price (1)(3)(4)	Amount of Registration Fee
Primary Offering
Debt Securities (5)
Preferred Stock, par value $.01 per share (6)
Class A Common Stock, par value $.01 per share (7)
Warrants (8)
Total Primary Offering	$750,000,000		$750,000,000	$29,475
Secondary Offering
Class A Common Stock, par value $.01 per share (9)	250,000	$27.97 (10)	$6,992,500	$274.81

(1)	Pursuant to General Instruction II.D of Form S-3, the amount to be registered, proposed maximum offering price per security, proposed maximum aggregate offering price and amount of registration fee have been omitted for each class of securities registered hereby other than the specified shares of Class A Common Stock to be sold by selling stockholders. See Note 9.

(2)	The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of securities that may be issued, rather than the principal amount of securities that may be issued at a discount.

(4)	Excluding accrued interest, distributions and dividends, if any.

(5)	An indeterminate number of debt securities are covered by this registration statement. Debt securities may be issued (a) separately or (b) upon exercise of warrants to purchase debt securities that are registered hereby.

(6)	An indeterminate number of shares of preferred stock are covered by this registration statement. Preferred stock may be issued (a) separately or (b) upon exercise of warrants to purchase preferred stock that are registered hereby.

(7)	An indeterminate number of shares of common stock are covered by this registration statement. Common stock may be issued (a) separately, (b) upon the conversion of either debt securities or shares of preferred stock, each of which is registered hereby, (c) upon settlement of stock purchase contracts that are registered hereby or (d) upon exercise of warrants to purchase common stock that are registered hereby. Shares of common stock issued upon conversion of debt securities or preferred stock will be issued without the payment of additional consideration.

(8)	An indeterminate number of warrants, representing rights to purchase debt securities, common stock or preferred stock, each of which is registered hereby, are covered by this registration statement.

(9)	Represents shares of our Class A Common Stock to be sold by certain selling stockholders identified herein.

(10)	Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the last reported price of $27.97 of the Registrant’s Class A Common Stock on November 25, 2008, as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 28, 2008

PROSPECTUS

$750,000,000

Genesee & Wyoming Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

250,000 Shares of Class A Common Stock by selling stockholders

We may offer and sell debt securities, shares of preferred stock, shares of Class A Common Stock or warrants. We may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. These securities may be offered and sold from time to time in amounts, at prices and on other terms to be determined at the time of offering.

In addition, the selling stockholders named in this prospectus are offering 250,000 shares of our Class A Common Stock. These securities may be offered and sold from time to time in amounts, at prices and on other terms to be determined at the time of offering. We will not receive any proceeds from the sale of the Class A Common Stock by the selling stockholders.

We and the selling stockholders will provide the specific terms and offering price of these securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We and the selling stockholders may offer these securities directly to investors, through agents, underwriters or dealers on a continued or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “GWR.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

Forward-Looking Statements

This prospectus and the documents incorporated herein by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act), as amended, and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act), as amended, regarding future events and future performance of Genesee & Wyoming Inc. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Actual results may differ materially from those expressed or forecast in these forward-looking statements. Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

•	our operations, competitive position, growth strategy and prospects;

•	industry conditions, including downturns in the general economy;

•	the effects of economic, political or social conditions and changes in foreign exchange policy or rates;

•	our ability to complete, integrate and benefit from acquisitions, joint ventures and strategic alliances;

•	governmental policies affecting our railroad operations, including laws and regulations regarding environmental liabilities;

•	our funding needs and financing sources; and

•	the outcome of pending legal proceedings.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Forward-looking statements may be influenced by risks which exist in the following areas, among others:

•	our ability to fund, consummate and integrate acquisitions and investments;

•	our relationships with Class I railroads and other connecting carriers for our operations;

•	our ability to obtain railcars and locomotives from other providers on which we are currently dependent;

•	competition from numerous sources, including those relating to geography, substitute products, other types of transportation and other rail operators;

•	the effects of economic, political or social conditions and changes in foreign exchange policy or rates;

•	legislative and regulatory developments, including rulings by the Surface Transportation Board (STB) or the Railroad Retirement Board;

•	strikes or work stoppages by our employees and our ability to attract and employ a sufficient number of skilled employees;

•	our transportation of hazardous materials by rail as a common carrier;

•	the occurrence of losses or other liabilities which are not covered by insurance or which exceed our insurance limits;

•	rising fuel costs;

•	customer retention and contract continuation;

•	our susceptibility to downturns in the general economy;

•	our susceptibility to severe weather conditions and other natural occurrences;

•	our ability to obtain funding for capital projects;

•	the imposition of operational restrictions as the result of covenants in our credit facilities;

•	acts of terrorism and anti-terrorism measures;

•	our susceptibility to various legal claims and lawsuits; and

•	our susceptibility to risks associated with doing business in foreign countries.

The areas in which there is risk and uncertainty are further described in documents that we file from time to time with the United States Securities and Exchange Commission (the SEC), which contain additional important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained herein. Readers of this document are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

In light of the risks, uncertainties and assumptions associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed or incorporated by reference in this prospectus supplement or any accompanying prospectus supplement not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are taking advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

Where You Can Find More Information About Us

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any documents we file with the SEC at its public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus. We furnished information under Item 2.02 of our Current Reports on Form 8-K on April 29, 2008, August 4, 2008 and November 3, 2008.

We incorporate by reference the documents listed below, any documents that we file after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, and any documents we file in the future with the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we and selling shareholders sell all of the securities that we have registered for sale under the registration statements of which this prospectus forms a part.

•	The Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 29, 2008;

•	The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed on May 7, 2008, August 7, 2008 and November 7, 2008, respectively; and

•	The Current Reports on Form 8-K filed on April 29, 2008, June 3, 2008, August 8, 2008, October 7, 2008 and November 6, 2008.

We make available any documents that we file with the SEC free of charge on our website at www.gwrr.com as soon as reasonably practicable after we electronically file such documents with the SEC. In addition, you may request a copy of these files, including the documents that are incorporated by reference in this prospectus, at no cost by writing or telephoning us at the following address or telephone number.

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, CT 06830

Attention: General Counsel

We and the selling stockholders have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement and the documents incorporated by reference herein may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Find More Information About Us.” Unless the context otherwise indicates, the terms “Genesee & Wyoming,” “we,” “us” or “our” mean Genesee & Wyoming Inc. and its consolidated subsidiaries.

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, up to a total of $750,000,000 of any of the following securities:

•	debt securities;

•	preferred stock;

•	Class A Common Stock; and

•	warrants.

The selling stockholders may also offer from time to time, in one or more offerings, up to a total of 250,000 shares of our Class A Common Stock.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders offer securities, we will provide you with one or more prospectus supplements that will describe the specific amounts, prices and other terms of the securities being offered to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplement and the documents incorporated by reference herein may also add, update or change information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement.

Debt Securities

We may offer unsecured general obligations, which may be either senior or subordinated, and may be convertible into shares of our Class A Common Stock or shares of our preferred stock. In this prospectus, we refer to our senior debt securities and subordinated debt securities together as “our debt securities.” The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment of our senior debt, including amounts under our current or future senior credit facilities.

Our debt securities will be issued under one of two indentures between us and a trustee. We have summarized general features of our debt securities under “Description of Our Debt Securities.” We encourage you to read the indentures, the form of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Preferred Stock

We may issue shares of our preferred stock, $.01 par value per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Class A Common Stock

We may issue shares of our Class A Common Stock, par value $.01 per share. Holders of shares of our Class A Common Stock are entitled to receive dividends when declared by our Board of Directors, subject to the rights of holders of our preferred stock. Each holder of our Class A Common Stock is entitled to one vote per share. Except as described herein, the holders of our Class A Common Stock have no preemptive rights or cumulative voting rights. See “Description of Our Capital Stock” for a more complete discussion of dividend, voting and conversion rights with respect to our outstanding shares of Class A Common Stock and Class B Common Stock.

Warrants

We may issue warrants to purchase debt securities, preferred stock, Class A Common Stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We have summarized general features of our warrants under “Description of Our Warrants.” Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, the form of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

About Genesee & Wyoming Inc.

We are a leading owner and operator of short line and regional freight railroads in the United States, Canada, Australia and the Netherlands and own a minority interest in a railroad in Bolivia. Our corporate predecessor was founded in 1899 as a 14-mile rail line serving a single salt mine in upstate New York and since 1977, we have completed 34 acquisitions.

Including our two most recent acquisitions, which are pending the approval of the STB, operations include 63 railroads organized in nine regions with more than 6,700 miles of owned and leased track and approximately 3,000 additional miles under track access arrangements. We operate in 28 U.S. states, two Canadian provinces, four Australian states and the Netherlands. We provide rail service at 16 ports in North America and Europe and perform contract coal loading and railcar switching for industrial customers.

During 2007, we ceased operations in Mexico. Results of our Mexican operations are included in results from discontinued operations.

By focusing our corporate and regional management teams on improving our return on invested capital, we intend to continue to increase our earnings and cash flow. In addition, we expect that acquisitions will adhere to our return on capital targets and that existing operations will strive to improve year-over-year financial returns and safety performance.

Our executive offices are located at 66 Field Point Road, Greenwich, CT 06830, and our telephone number is (203) 629-3722.

Ratios of Earnings to Fixed Charges and

Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table shows our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the most recent interim period and each of the five most recent fiscal years ended on December 31:

	Nine months ended September 30, 2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	6.0	4.8	13.1	3.8	3.9	3.2
Ratio of earnings to combined fixed charges and preferred stock dividends	6.0	4.8	13.1	3.8	3.7	2.7

For the purposes of the table above, earnings are defined as earnings from continuing operations before income taxes, equity earnings, minority interest and extraordinary items, plus fixed charges and distributed income of equity investees. Fixed charges include interest expense on all debt, amortization of deferred debt issuance costs and the portion of rental expense on operating leases which management believes is attributable to interest. Preferred stock dividends are the pre-tax equivalent, at our effective tax rate, of dividends earned on our outstanding preferred stock. The ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends in 2006 includes a net gain of $218.8 million from the sale of the Western Australia operations and certain other assets of the Australian Railroad Group.

Use of Proceeds

Unless otherwise indicated in the prospectus supplement, we will use all or a portion of the net proceeds from the sale of our securities offered by this prospectus and the prospectus supplement for general working capital purposes.

We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of the shares of Class A Common Stock by the selling stockholders.

Dividend Policy

We did not pay cash dividends on our Class A Common Stock or Class B Common Stock in 2005, 2006 or 2007. We do not intend to pay cash dividends on our Class A Common Stock or Class B Common Stock for the foreseeable future and intend to retain earnings, if any, for the operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors.

Description of Our Debt Securities

Any of our debt securities issued under this prospectus will be our direct, unsecured general obligations. Our debt securities will be either senior debt securities (Senior Debt Securities) or subordinated debt securities (Subordinated Debt Securities).

The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and U.S. banking institutions (each, a Trustee). The Trustee for each series of our debt securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together the Senior Indenture and the Subordinated Indenture are called “Indentures.”

Our debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement.

We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. Whenever we refer to this prospectus or in the prospectus supplement to defined terms of the Indentures, those defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

General

The debt securities will be our direct, unsecured general obligations. The Senior Debt Securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (including the Senior Debt Securities) as described under “Subordination” below and in the prospectus supplement applicable to any Subordinated Debt Securities.

The Indentures provide that our debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or under the authority granted by a resolution of our Board of Directors or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

A prospectus supplement will include the terms of any debt securities being offered (Offered Debt Securities). These terms will include some or all of the following:

•	the title of the Offered Debt Securities;

•	whether the Offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

•	the total principal amount of the Offered Debt Securities;

•	the dates on which the principal of the Offered Debt Securities will be payable;

•	the interest rate, which may be fixed or variable, of the Offered Debt Securities and the interest payment dates for the Offered Debt Securities;

•	the places where payments on the Offered Debt Securities will be payable;

•	any terms upon which the Offered Debt Securities may be redeemed at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Offered Debt Securities;

•	whether the Offered Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•	if convertible into shares of our Class A Common Stock or any of our other securities, the terms on which such Offered Debt Securities are convertible;

•	any addition to or change in the covenants in the applicable Indenture; and

•	any other terms of the Offered Debt Securities not inconsistent with the provisions of the applicable Indenture.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity (Original Issue Discount Securities). The applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.

The general provisions of the Indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions, if any, to the “Events of Default” described below that are applicable to the Offered Debt Securities or any covenants or other provisions providing event risk or similar protection.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof.

Subject to the terms of the applicable Indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

•	the depositary is unwilling or unable to continue as depositary;

•	an Event of Default has occurred and is continuing; or

•	as otherwise provided in the applicable prospectus supplement.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company (DTC) will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on our debt securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names our debt securities are registered on days specified in the applicable Indenture or any prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default (Event of Default) under the Indentures with respect to our debt securities of any series:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of the principal of and premium, if any, on any debt security of that series at its Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•

default in the performance, or breach, of any covenant or warranty in the applicable Indenture, other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of debt securities of a series other than that series, and continuance of such default or breach for a period of 30 days after there has been given by registered or certified mail, to us by the applicable Trustee or to us and the applicable Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

•	failure by us to pay final judgments aggregating in excess of $50,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

•	certain events of bankruptcy, insolvency or reorganization with respect to us; or

•	any other Event of Default provided with respect to debt securities of that series.

Each Indenture requires us to file with the applicable Trustee, annually, an officers’ certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the applicable Trustee may withhold notice to the Holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the Holders of that series of debt securities.

If an Event of Default with respect to our debt securities of any series at the time outstanding occurs and is continuing, then in every case the applicable Trustee or the Holders of not less than 25% in principal amount of our outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are Original Issue Discount Securities, that portion of the principal amount of those Original Issue Discount Securities as may be specified in the terms of those Original Issue Discount Securities, of all our debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable Trustee if given by Holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which such debt securities are denominated (except as otherwise provided in the applicable Indenture or specified in the prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.

If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in a prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to our debt securities of a particular series occurs and is continuing, the applicable Trustee will be under no obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any of the Holders of Debt securities of that series, unless the Holders have offered to the applicable Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable Trustee, the Holders of a majority in principal amount of our outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under the applicable Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to our debt securities of that series.

At any time after a declaration of acceleration with respect to any series of our debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the Indentures, the Holders of a majority in principal amount of our outstanding debt securities of that series, by written notice to us and the applicable Trustee, may rescind and annul such declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.

Merger or Consolidation

Each Indenture provides that we may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any Person, unless:

•

the successor corporation formed by the consolidation or into which we are merged or the Person which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest on all our debt securities issued under the applicable Indenture and the performance of every covenant in the applicable Indenture on our part to be performed or observed;

•

immediately after giving effect to such transaction, no Event of Default under the applicable Indenture, and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing; and

•	the other conditions as may be specified in the applicable prospectus supplement.

Modification or Waiver

Without prior notice to or consent of any Holders, we and the applicable Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes:

•

to evidence the succession of another corporation to our rights and the assumption by that successor of our covenants and obligations under the applicable Indenture and under our debt securities issued thereunder in accordance with the terms of the applicable Indenture;

•

to add to our covenants for the benefit of the Holders of all or any series of our debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any of our rights or powers under the applicable Indenture;

•

to add any additional Events of Default, and if those Events of Default are to be applicable to less than all series, stating that those Events of Default are expressly being included solely to be applicable to that series;

•

to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security issued thereunder of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply;

•

to secure the debt securities issued thereunder or to provide that any of our obligations under the debt securities or the applicable Indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•

to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action will not adversely affect the interests of the Holders of debt securities of that series or any other series of debt securities issued under the applicable Indenture in any material respect;

•	to establish the form or terms of debt securities as permitted by the applicable Indenture;

•

to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or

•

to cure any ambiguity, to correct or supplement any provision in the applicable Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the applicable Indenture and the debt securities issued thereunder and the Trust Indenture Act (the TIA) or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture; provided those other provisions do not adversely affect the interests of the Holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.

With the written consent of the Holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately, we and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the Holders of debt securities under the applicable Indenture; provided, however, that such modifications may not, without the consent of the Holder of each outstanding debt security of each series affected, modify the principal or interest terms, reduce the percentage required for modifications or otherwise conflict with the required provisions of the TIA or make those changes or modifications specified in the applicable prospectus supplement as requiring the consent of the Holder of each outstanding debt security for each series affected.

A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of debt securities or which modifies the rights of the Holders of debt securities of that series with respect to that covenant or other provision, will be deemed not to affect the rights under the applicable Indenture of the Holders of debt securities of any other series.

Each of the Indentures provides that the Holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant Trustee, may on behalf of the Holders of the debt securities of that series waive any Default or Event of Default and its consequences under the applicable Indenture, except:

•	a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a non-consenting Holder; or

•	a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding debt security of each series affected.

Senior Debt Securities

The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, and premium, if any, and interest on the Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture or as described in the applicable prospectus supplement in right of payment to the prior payment in full of all Senior Indebtedness, including Senior Debt Securities, but our obligation to make payment of principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected.

Unless otherwise indicated in a prospectus supplement, no payment on account of principal (and premium, if any), sinking funds or interest may be made on the Subordinated Debt Securities at any time when there is a default in the payment of principal (and premium, if any), interest or certain other obligations on Senior Indebtedness. In addition, the prospectus supplement for each series of Subordinated Debt Securities may provide that payments on account of principal, any premium, if any, or interest in respect of such Subordinated Debt Securities may be delayed or not paid under the circumstances and for the periods specified in that prospectus supplement. Unless otherwise indicated in a prospectus supplement, in the event that, notwithstanding the foregoing, any payment by us described in the foregoing sentence is received by the Trustee under the Subordinated Indenture or the Holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, that payment or distribution will be paid over to the Holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness have been paid in full, after giving effect to any concurrent payment or distribution to the Holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the Holders of the Subordinated Debt Securities will be subrogated to the rights of the Holders of the Senior Indebtedness to the extent of payments made to the Holders of such Senior Indebtedness out of the distributive share of the Subordinated Debt Securities.

By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the Subordinated Debt Securities. The Subordinated Indenture provides that the subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date. “Senior Indebtedness” with respect to any series of Subordinated Debt Securities will have the meaning specified in the applicable prospectus supplement for that series.

Discharge, Legal Defeasance and Covenant Defeasance

The applicable Indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when either:

•	all debt securities, with the exceptions provided for in the Indenture, of that series have been delivered to the applicable Trustee for cancellation;

•	all debt securities of that series not theretofore delivered to the applicable Trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their Stated Maturity within one year; or

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e. the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable Indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e. the “covenant defeasance option,” at any time after the conditions set forth in the applicable prospectus supplement have been satisfied.

Conversion Rights

The terms and conditions, if any, upon which Offered Debt Securities are convertible into shares of our Class A Common Stock will be set forth in the prospectus supplement relating thereto. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the Holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those Offered Debt Securities.

Corporate Existence

Subject to the terms of the applicable Indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law

The Indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Description of Our Capital Stock

In this section, we describe the material features and rights of our capital stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable Delaware law and our restated certificate of incorporation and by-laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information About Us” on page 3.

In General

Our authorized capital stock consists of 90,000,000 shares of Class A Common Stock, par value $.01 per share, 15,000,000 shares of Class B Common Stock, par value $.01 per share, and 3,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2008, there were: (1) 32,037,025 shares of Class A Common Stock issued and outstanding, held by approximately 194 holders of record and (2) 3,975,178 shares of Class B Common Stock issued and outstanding, held by approximately 8 holders of record.

Class A Common Stock and Class B Common Stock

Voting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. Except with respect to the class voting rights of the Class A Common Stock and Class B Common Stock described below or as otherwise required by law, all actions submitted to a vote of stockholders are voted on by the holders of Class A Common Stock and Class B Common Stock voting together as a single class. Except for the filling of vacancies and newly created directorships, a plurality of all of the holders of Class A Common Stock and Class B Common Stock present in person or represented by proxy is necessary for the election of directors at a meeting of stockholders that is duly called and has a quorum present. Certain other actions requiring stockholder approval must be approved by a majority of the voting power of the Class A Common Stock and Class B Common Stock. Subject to certain exceptions, the affirmative vote of 66 2/3% of the voting power of the Class A Common Stock and Class B Common Stock, voting as a single class, is necessary for the approval of a merger, consolidation or sale of substantially all of our assets. Holders of our capital stock are not entitled to cumulative voting in the election of directors.

Conversion. Class A Common Stock has no conversion rights. Each share of Class B Common Stock is convertible into one share of Class A Common Stock (1) at any time at the option of the holder of the Class B Common Stock and (2) automatically upon any transfer by the holder thereof other than (a) a transfer by gift to a spouse, child or grandchild or to a trust for the benefit thereof, (b) a transfer to an individual or entity that is, at the time of transfer, a holder of record of Class B Common Stock or an executive officer of our company or (c) a transfer to a spouse, child or grandchild of a holder of record of Class B Common Stock, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder of record.

Dividends. Dividends are payable on the outstanding shares of (1) only Class A Common Stock or (2) both Class A Common Stock and Class B Common Stock, in each case, when, as and if declared by our Board of Directors. If there is any arrearage in the payment of dividends on shares of our preferred stock, we may not pay dividends upon, repurchase or redeem shares of our Class A or Class B Common Stock.

If our Board of Directors determines to pay a dividend on Class B Common Stock, each share of Class A Common Stock will receive a dividend in an amount 10% greater than the amount of the dividend per share paid on the Class B Common Stock.

Liquidation. In the event of liquidation, holders of Class A Common Stock and Class B Common Stock will share with each other on a ratable basis as a single class in the net assets of our company available for distribution after payment or provision for our liabilities and after satisfaction of any liquidation preference on any series of our preferred stock.

Other Terms. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In any merger, consolidation, reorganization or other business combination, the consideration to be received per share by holders of either Class A Common Stock or Class B Common Stock must be identical to that received by the holders of the other class. Neither the holders of Class A Common Stock nor the holders of Class B Common Stock are entitled to preemptive rights, and neither the Class A Common Stock nor the Class B Common Stock is subject to redemption.

Listing. Our Class A Common Stock is quoted on the New York Stock Exchange under the symbol “GWR.”

Preferred Stock

General. Our Board of Directors, without action by stockholders, is authorized to:

•	authorize the issuance of shares of preferred stock in one or more series;

•	establish the number of shares in each series; and

•	fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions of each series.

Each time that we issue a new series of preferred stock registered under the registration statement of which this prospectus forms a part, we will file with the SEC a definitive certificate of designations. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

•	the designation of the title of the series;

•	dividend rates;

•	redemption provisions, if any;

•	special or relative rights in the event of liquidation, dissolution, distribution or winding up of our company;

•	sinking fund provisions, if any;

•	whether the preferred stock will be convertible into our Class A Common Stock or any other of our securities or exchangeable for securities of any other person;

•	voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our by-laws.

The shares of any series of preferred stock will be, when issued, fully paid and non-assessable.

Ranking. Each new series of our preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.

Dividends. Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our Board of Directors, out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

•	the dividend rates;

•	whether the rates will be fixed or variable or both;

•	the dates of distribution of the cash dividends; and

•	whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by our Board of Directors.

We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.

Conversion and Exchange. The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our Class A Common Stock or exchangeable for securities of a third party.

Redemption. We will specify in the prospectus supplement relating to each new series of preferred stock:

•	whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

•	whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

•	the redemption prices.

In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by our Board of Directors.

Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on or after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

Liquidation Preference. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

•	distributions upon liquidation in the amount provided in the prospectus supplement of that series of preferred stock; plus

•	any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

In the event that holders of preferred stock are not paid in full upon our liquidation, dissolution or winding up, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

Voting Rights. The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by law.

Classes of Directors

Our Board of Directors is currently classified into three classes. One class of directors is elected each year and the members of that class hold office for a three-year term or until their successors are duly elected and qualified. The classification of directors will have the effect of making it more difficult for a third party to change the composition of our Board of Directors without the support of the incumbent directors. At least two annual stockholder meetings, instead of one, will be required to effect a change in the control of our Board, unless stockholders remove directors for cause.

Description of Our Warrants

General

We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, Class A Common Stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Class A Common Stock will not have any rights of holders of the preferred stock or Class A Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Class A Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

Selling Stockholders

The following table sets forth certain information regarding the potential selling stockholders’ beneficial ownership of our Class A Common Stock as of the date of this prospectus. The potential selling stockholders include Mortimer B. Fuller, III. The table assumes that each potential selling stockholder sells the maximum number of shares of Class A Common Stock offered by the potential selling stockholders pursuant to this offering, but these stockholders may sell none, all or a portion of the shares that they are registering.

Percentage of beneficial ownership of our Class A Common Stock and Class B Common Stock is determined as of November 24, 2008. The actual amount, if any, of our Class A Common Stock to be offered by each selling stockholder and the amount and percentage of our Class A Common Stock and Class B Common Stock to be owned by that selling stockholder following that offering will be disclosed in the applicable prospectus supplement. Beneficial ownership is determined in accordance with the rules of the SEC.

	Class A Common Stock Beneficially Owned Prior to Any Offering Hereunder (1)		Class B Common Stock Beneficially Owned Prior to Any Offering Hereunder (1)(2)		Maximum Number of Shares of Class A Common Stock to be Offered Hereunder	Class A Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Class A Common Stock		Class B Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Class B Common Stock
Name and Address	Number of Shares	Percent of Class	Number of Shares	Percent of Class		Number of Shares	Percent of Class	Number of Shares	Percent of Class
Mortimer B. Fuller, III (3)(4)(5)	324,613	1.0%	2,727,668	74.2%	250,000	74,613	0.2%	2,727,668	74.2%
Total

(1)	Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.

(2)	The Class B Common Stock is not registered pursuant to Section 12 of the Act. However, each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(3)	Mortimer B. Fuller, III is our Executive Chairman. The address of Mortimer B. Fuller, III is c/o Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, CT 06830.

(4)	The number of shares in the table includes shares that are subject to two separate variable prepaid forward transaction with Credit Suisse First Boston Capital LLC. On December 1, 2004, Mr. Fuller entered into a transaction relating to 337,500 shares of Class B Common Stock, which contract was extended on December 3, 2007 until December 24, 2008. Mr. Fuller received net proceeds of $5,355,405 under the initial contract and $623,142 in connection with the extension. The terms of the extended contract contain a delivery obligation identical to that of the March 2004 contract, but with a floor price of $26.3449 per share and a cap price of $31.6139 per share. All share information associated with the December 2004 contracts has been updated for the 3 for 2 stock split in March 2006. In addition, on March 15, 2006, Mr. Fuller entered into a transaction relating to an additional 480,000 shares of Class B Common Stock, which contract expires on December 24, 2008, and for which Mr. Fuller received net proceeds of $12,511,968. The March 2006 contract contains a delivery obligation identical to that of the prior contracts, but with a floor price of $30.10 per share and a cap price of $37.625 per share. In addition, the number of shares in the table includes 500,000 shares that have been contributed to a Grantor Retained Annuity Trust, of which Mr. Fuller is the trustee.

(5)	The number of shares of Class A Common Stock in the table includes: (1) 110,841 shares owned by Mr. Fuller individually; (2) 15,181 shares represented by restricted stock; (3) 9,590 shares held by Mr. Fuller’s wife, as to which Mr. Fuller disclaims beneficial ownership; and (4) 189,001 shares that may be purchased pursuant to options exercisable within 60 days.

Book-Entry Issuance

We may issue series of any debt securities as global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company (DTC) will act as depositary (the global securities).

Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (DTC participants) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of those debt securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on debt securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those debt securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that debt security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of Genesee & Wyoming, the trustees or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global security is exchangeable for certificated debt securities registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global security will be exchangeable for certificated debt securities in registered form; or

•

if applicable to the particular type of debt security, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated debt securities in registered form, and, in the case of global securities, of like tenor and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar will register the certificated debt securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global securities, we will make payment of any principal and interest on the certificated debt securities and will register transfers and exchanges of those certificated debt securities at the corporate trust office of the trustee. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the debt securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of debt securities in certificated form and will not be considered a holder of debt securities for any purpose under either of the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the debt securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

If specified in the applicable prospectus supplement, investors may elect to hold interests in the offered securities outside the United States through Clearstream Banking, société anonyme (Clearstream) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (Euroclear), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the prospectus supplement, the trustee will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants.

Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the Euroclear operator) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Plan of Distribution

The debt securities, preferred stock, Class A Common Stock and warrants may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; or

•	to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement for each series of securities we sell will describe that offering, including:

•	the name or names of any underwriters;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Legal Opinion

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities. As of November 28, 2008, lawyers of Simpson Thacher & Bartlett LLP who have participated in the preparation of the registration statement of which this prospectus forms a part beneficially owned 29,127 shares of our Class A Common Stock.

Experts

The audited financial statements of Genesee & Wyoming Inc. incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007, except as they relate to Australian Railroad Group Pty Ltd (ARG), an equity method investment through May 31, 2006, and the effectiveness of Genesee & Wyoming Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements, except as they relate to the financial statements of ARG through May 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007) have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Maryland Midland Railway, Inc. from management’s assessment of internal control over financial reporting as of December 31, 2007) of such independent registered public accounting firm given on the authority of such firm as experts in auditing and accounting.

The audited financial statements of ARG as of May 31, 2006 and December 31, 2005, for the five month period ended May 31, 2006 and for each of the years ended December 31, 2005 and 2004 appearing in the Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference, have been audited by Ernst & Young, an independent registered public accounting firm, as indicated in their report with respect thereto. The audited financial statements of ARG and the audited financial statements of Genesee & Wyoming Inc., to the extent they include the results of operations of ARG through May 31, 2006, have been incorporated by reference herein in reliance on the report of such independent registered public accounting firm given on the authority of such firm as experts on auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

Estimated Amounts
Securities and Exchange Commission registration fee under the Securities Act	$29,750
Printing and engraving expenses	$75,000
Legal fees and expenses	$150,000
Accountants’ fees and expenses	$100,000
FINRA fees and expenses	$25,000
Transfer Agent fees	$25,000
Trustee fees and expenses	$25,000
Miscellaneous	$50,000
Total	$479,750

All of the amounts are estimates except for the Securities and Exchange Commission registration fee.

Item 15.	Indemnification of Directors and Officers.

Article 10 of the Restated Certificate of Incorporation of the Company and Section 145 of the Delaware General Corporation Law (the DGCL), permits Genesee & Wyoming to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

The Restated Certificate of Incorporation and Amended Bylaws of Genesee & Wyoming provide for the mandatory indemnification of their respective directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

As permitted by sections 102 and 145 of the DGCL, the certificate of incorporation of Genesee & Wyoming eliminates a director’s personal liability for monetary damages to the company and its stockholders arising from a breach of a director’s fiduciary duty, other than for a breach of a director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and except as otherwise provided under the DGCL.

Genesee & Wyoming may purchase and maintain insurance on behalf of any director or officer of the company against any liability asserted against such person, whether or not the companies would have the power to indemnify such person against such liability under the provisions of the Restated Certificate of Incorporation or otherwise. Genesee & Wyoming carries Directors and Officers’ Liability Insurance in an amount of $50,000,000 with corporate retentions ranging from $500,000 to $1,000,000 based on the type of claim. In the Underwriting Agreement, if any, each underwriter will agree to indemnify the directors of, certain officers of, and persons who control Genesee & Wyoming, within the meaning of the Securities Act, against liabilities resulting from information that such underwriter supplies for the registration statement.

Item 16.	Exhibits.

Exhibit Number	Description
1	Underwriting Agreement*

4	Instruments defining the rights of security holders

(a) Restated Certificate of Incorporation (incorporated herein by reference to Exhibit I of Definitive Information Statement on Schedule 14C, as filed with the SEC on February 23, 2004).

(b) Amended Bylaws, effective as of August 19, 2004 (incorporated herein by reference to Exhibit 2.1 of Genesee & Wyoming’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

(c)    Specimen stock certificate representing shares of Class A Common Stock (incorporated herein by reference to Exhibit 4.1 of Amendment No. 2 to Genesee & Wyoming’s Registration Statement on Form S-1, as filed with the SEC on June 12, 1996).

(d)    Form of Class B Stockholders’ Agreement dated as of May 20, 1996, among Genesee & Wyoming, its executive officers and its Class B stockholders (incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to Genesee & Wyoming’s Registration Statement on Form S-1, as filed with the SEC on June 7, 1996).

(e) Form of Certificate of Designations***

(f)     Form of Senior Debt Indenture (incorporated herein by reference to Exhibit 4(j) of Amendment No. 1 to Genesee & Wyoming’s Registration Statement on Form S-3, as filed with the SEC on November 28, 2001).

(g)    Form of Subordinated Debt Indenture (incorporated herein by reference to Exhibit 4(k) of Amendment No. 1 to Genesee & Wyoming’s Registration Statement on Form S-3, as filed with the SEC on November 28, 2001).

(h) Form of Senior Debt Securities***

(i) Form of Subordinated Debt Securities***

(j) Form of Warrant Agreement***

5	Opinion of Simpson Thacher & Bartlett**

12	Statements re: Computation of Ratios**

23(a)	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP**

23(b)	Consent of Independent Registered Public Accounting Firm, Ernst & Young**

23(c)	Consent of Simpson Thacher & Bartlett (contained in their opinion filed as Exhibit 5)

Exhibit Number	Description
24	Power of Attorney (included on the signature pages to the initial Registration Statement)

25	Statement of Eligibility of Trustee****

(a) Form T-1 Statement of Eligibility of Trustee under the Senior Indenture

(b) Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.
***	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by post-effective amendment in connection with an offering of our debt securities.
****	To be filed.

Item 17.	Undertakings.

(1) The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, state of Connecticut, on November 28, 2008.

GENESEE & WYOMING INC.

By:	/s/ Timothy J. Gallagher
Name:	Timothy J. Gallagher
Title:	Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of Genesee & Wyoming Inc., a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, hereby constitute and appoint Allison M. Fergus, Timothy J. Gallagher and John C. Hellmann, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Title	Signature

November 28, 2008	Executive Chairman and Chairman of the Board of Directors	/s/ Mortimer B. Fuller, III Mortimer B. Fuller, III

November 28, 2008	Chief Executive Officer, President and Director (Principal Executive Officer)	/s/ John C. Hellmann John C. Hellmann

November 28, 2008	Chief Financial Officer (Principal Financial Officer)	/s/ Timothy J. Gallagher Timothy J. Gallagher

November 28, 2008	Chief Accounting Officer (Principal Accounting Officer)	/s/ Christopher F. Liucci Christopher F. Liucci

November 28, 2008	Director	/s/ David C. Hurley
David C. Hurley

Date	Title	Signature

November 28, 2008	Director	/s/ Oivind Lorentzen III Oivind Lorentzen III

November 28, 2008	Director	/s/ Robert M. Melzer Robert M. Melzer

November 28, 2008	Director	/s/ Philip J. Ringo Philip J. Ringo

November 28, 2008	Director	/s/ Peter O. Scannell Peter O. Scannell

November 28, 2008	Director	/s/ Mark A. Scudder Mark A. Scudder

November 28, 2008	Director	/s/ M. Douglas Young M. Douglas Young

INDEX TO EXHIBITS

Exhibit Number	Description
1	Underwriting Agreement*

4	Instruments defining the rights of security holders

(a) Restated Certificate of Incorporation (incorporated herein by reference to Exhibit I of Definitive Information Statement on Schedule 14C, as filed with the SEC on February 23, 2004).

(b) Amended Bylaws, effective as of August 19, 2004 (incorporated herein by reference to Exhibit 2.1 of Genesee & Wyoming’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

(c)    Specimen stock certificate representing shares of Class A Common Stock (incorporated herein by reference to Exhibit 4.1 of Amendment No. 2 to Genesee & Wyoming’s Registration Statement on Form S-1, as filed with the SEC on June 12, 1996).

(d)    Form of Class B Stockholders’ Agreement dated as of May 20, 1996, among Genesee & Wyoming, its executive officers and its Class B stockholders (incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to Genesee & Wyoming’s Registration Statement on Form S-1, as filed with the SEC on June 7, 1996).

(e) Form of Certificate of Designations***

(f)     Form of Senior Debt Indenture (incorporated herein by reference to Exhibit 4(j) of Amendment No. 1 to Genesee & Wyoming’s Registration Statement on Form S-3, as filed with the SEC on November 28, 2001).

(g)    Form of Subordinated Debt Indenture (incorporated herein by reference to Exhibit 4(k) of Amendment No. 1 to Genesee & Wyoming’s Registration Statement on Form S-3, as filed with the SEC on November 28, 2001).

(h) Form of Senior Debt Securities***

(i) Form of Subordinated Debt Securities***

(j) Form of Warrant Agreement***

5	Opinion of Simpson Thacher & Bartlett**

12	Statements re: Computation of Ratios**

23(a)	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP**

23(b)	Consent of Independent Registered Public Accounting Firm, Ernst & Young**

23(c)	Consent of Simpson Thacher & Bartlett (contained in their opinion filed as Exhibit 5)

24	Power of Attorney (included on the signature pages to the initial Registration Statement)

Exhibit Number	Description
25	Statement of Eligibility of Trustee****

(a) Form T-1 Statement of Eligibility of Trustee under the Senior Indenture

(b) Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.
***	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by post-effective amendment in connection with an offering of our debt securities.
****	To be filed.